Exhibit 99.1

600 North Dairy Ashford (77079-1175) P. O. Box 2197 Houston, TX 77252-2197 Phone 281.293.1000 www.conocophillips.com
NEWS RELEASE
ConocoPhillips and EnCana to Create Integrated
North American Heavy Oil Business
Production from Foster Creek and Christina Lake expected to reach 400,000 BPD by 2015; Heavy oil processing capacity at Wood River and Borger refineries to be expanded to 550,000 BPD by 2015
HOUSTON, Oct. 5, 2006 — ConocoPhillips [NYSE:COP] and EnCana Corporation [TSX/NYSE:ECA] have entered into an agreement to create an integrated, North American heavy oil business consisting of strong upstream and downstream assets.
The venture will be comprised of two 50/50 operating partnerships, one Canadian upstream partnership and one U.S. downstream partnership, with both companies contributing equally valued assets and equity for future capital expenditures.
The upstream partnership will consist of EnCana’s Foster Creek and Christina Lake projects, both located in the prolific eastern flank of the Athabasca oilsands in northeast Alberta. The assets hold independently estimated recoverable bitumen of more than 6.5 billion barrels, and the partnership’s goal is to increase production from the current 50,000 barrels per day (BPD) to 400,000 BPD of bitumen by 2015. The partnership plans to transport and sell the bitumen blend (an approximate 50/50 blend of bitumen and synthetic oil) at major Alberta trading hubs. ConocoPhillips and EnCana will each own 50 percent of the partnership. EnCana will be the operator and managing partner of the upstream partnership, which will be headquartered in Calgary.
The downstream partnership will consist of ConocoPhillips’ Wood River and Borger refineries, located in Roxana, Illinois, and Borger, Texas, respectively. The partnership plans to expand heavy oil processing capacity at these facilities from approximately 60,000 BPD to 550,000 BPD (30,000 BPD to 275,000 BPD of bitumen handling capacity) by 2015. Total throughput at the two facilities is expected to increase from the current 450,000 BPD to 600,000 BPD over the same time period. The partnership may further expand heavy oil processing capacity at these locations or in Alberta to match bitumen production. ConocoPhillips and EnCana will each own 50 percent of the partnership; however, ConocoPhillips will hold a disproportionate economic interest in Borger for two years: 85 percent in 2007 and 65 percent in 2008. The partnership plans to purchase and transport all feedstocks for the refineries and sell the refined products. ConocoPhillips will be the operator and managing partner of the downstream partnership, which will be headquartered in Houston.

“With this strategic alliance, ConocoPhillips strengthens its presence in North America by repositioning 10 percent of its U.S. downstream business to access a large upstream resource base. The upstream partnership also will provide a secure and stable source of oil supplies that can be refined into gasoline, diesel and other petroleum products needed by U.S. consumers, as well as a significant market for Canada’s abundant oilsands resources,” said Jim Mulva, ConocoPhillips’ chairman and chief executive officer. “This venture builds on our current and planned heavy-oil expansion work at both Wood River and Borger, and provides a stable, long-term supply to our U.S. refineries. The venture also enables ConocoPhillips’ participation in two best-in-class Canadian oilsands projects, and provides the opportunity to leverage our existing downstream capabilities. The transaction is expected to enhance ConocoPhillips’ near- and long-term production growth, providing a steady, stable source of resource additions. We look forward to working closely with EnCana and learning from their experiences as a leader in heavy-oil development and SAGD technology.”
“During the past year, we undertook a process to identify the best industry partners for maximizing the value recognition of our sizeable in-situ oilsands resources. These innovative partnerships achieve this objective by strategically aligning about two-thirds of our industry-leading oilsands projects with an industry-leading refiner. ConocoPhillips brings a wealth of heavy oil refining expertise and widely-adopted coking technology to our integrated heavy oil business,” said Randy Eresman, EnCana’s president and chief executive officer. “These partnerships provide greater certainty of execution for our oilsands projects by reducing cost and price risk and increasing confidence in our ability to achieve economic returns. They also give EnCana immediate participation in the North American refining industry and provide options for future upgrader development.”
Each partnership will have a management committee composed of three ConocoPhillips and three EnCana representatives, with each company holding equal voting rights. ConocoPhillips and EnCana personnel associated with the partnerships will remain employees of their current respective employers.
Both ConocoPhillips and EnCana are committed to being leaders in the area of health, safety and environmental stewardship. Specifically, the companies expect to jointly fund and pursue research and technology development efforts aimed at minimizing the environmental footprint of the partnerships’ upstream and downstream operations.
The transaction, which is subject to the execution of final definitive agreements and regulatory approval, is expected to close January 2, 2007. Both companies’ boards of directors have approved the transaction.
JP Morgan acted as advisor to ConocoPhillips on this transaction, and Credit Suisse acted as advisor to EnCana.
ConocoPhillips
ConocoPhillips is an integrated petroleum company with interests around the world. Headquartered in Houston, the company had approximately 38,000 employees, $162 billion of assets, and $188 billion of annualized revenues as of June 30, 2006. For more information, go to www.conocophillips.com.

EnCana Corporation
With an enterprise value of approximately US$45 billion, EnCana is one of North America’s leading natural gas producers, is among the largest holders of gas and oil resource lands onshore North America and is a technical and cost leader in the in-situ recovery of oilsands bitumen. For more information, go to www.encana.com.
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ConocoPhillips will hold a conference call and webcast at 9 a.m. Eastern today. To listen to the conference call and to view related presentation materials, go to
www.conocophillips.com and click on the “ConocoPhillips-EnCana Transaction” link.
EnCana will hold a conference call 10 a.m. Eastern today. For information on how to join the conference call and to view related presentation materials, go to
www.encana.com.

Contacts:
ConocoPhillips		EnCana

Gary Russell (investors)	212-207-1996	Sheila McIntosh (investors)	403-645-2194
Becky Johnson (media)	281-293-6743	Paul Gagne (investors)	403-645-4737
		Ryder McRitchie (investors)	403-645-2007
		Alan Boras (media)	403-645-4747
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. You can identify our forward-looking statements by words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions. Forward-looking statements relating to ConocoPhillips’ operations are based on our management’s expectations, estimates and projections about ConocoPhillips and the petroleum industry in general on the date these presentations were given. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.
Factors that could cause actual results or events to differ materially include, but are not limited to, the ability of the parties to successfully negotiate and execute final definitive agreements, the ability of the parties to obtain necessary regulatory approvals, each party’s ability to successfully operate and finance the proposed joint ventures, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to each party’s business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting ConocoPhillips’ business generally as set forth in ConocoPhillips’ filings with the Securities and Exchange Commission (SEC), including their Form 10-K for the year ending December 31, 2005, as updated by subsequent periodic reports on Form 10-Q and Form 8-K. ConocoPhillips is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Cautionary Note to U.S. Investors — The U.S. Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release such as “oilsands,” “recoverable bitumen,” “oilsands resources,” “heavy oil,” and/or “resource additions,” that the SEC’s guidelines strictly prohibit ConocoPhillips from including in its filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in ConocoPhillips’ Form 10-K for the year ended December 31, 2005.